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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Historical Financial Information" and "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-52401) and related Prospectus of Healthtrust,
Inc. - The Hospital Company for the registration of 6,220,404 shares of its common stock and to the incorporation by reference therein of our report dated October 15, 1993, with respect to the consolidated financial statements and schedules of Healthtrust, Inc. - The Hospital Company included in its Annual Report (Form 10-K) for the year ended August 31, 1993, filed with the Securities and Exchange Commission.


                                                   Ernst & Young

Nashville, Tennessee

April 6, 1994